Exhibit 5.3

[Letterhead of Richards, Layton & Finger, P.A.]

September 5, 2006

SunTrust Capital VIII

SunTrust Capital IX

SunTrust Capital X

SunTrust Capital XI

SunTrust Capital XII

SunTrust Capital XIII

SunTrust Capital XIV

SunTrust Capital XV

c/o SunTrust Banks, Inc.

303 Peach Street, NE

Atlanta, Georgia 30308

Re:	SunTrust Capital VIII; SunTrust Capital IX, SunTrust Capital X; SunTrust Capital XI; SunTrust Capital XII; SunTrust Capital XIII; SunTrust Capital XIV; and SunTrust Capital XV

Ladies and Gentlemen:

We have acted as special Delaware counsel for SunTrust Banks, Inc., a Georgia corporation (the “Company”), SunTrust Capital VIII, a Delaware statutory trust (“Trust VIII”), SunTrust Capital IX, a Delaware statutory trust (“Trust IX”), SunTrust Capital X, a Delaware statutory trust (“Trust X”), SunTrust Capital XI, a Delaware statutory trust (“Trust XI”), SunTrust Capital XII, a Delaware statutory trust (“Trust XII”), SunTrust Capital XIII, a Delaware statutory trust (“Trust XIII”), SunTrust Capital XIV, a Delaware statutory trust (“Trust XIV”), and SunTrust Capital XV, a Delaware statutory trust (“Trust XV”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

Trust VIII, Trust IX, Trust X and Trust XI are hereinafter collectively referred to as the “First Trusts” and Trust XII, Trust XIII, Trust XIV and Trust XV are hereinafter collectively referred to as the “Second Trusts.” The First Trusts and the Second Trusts are hereinafter collectively referred to as the “Trusts.”

SunTrust Capital VIII-XV

September 5, 2006

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a) The Certificates of Trust of the First Trusts, each dated as of August 17, 2004, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on August 18, 2004, as amended and restated by the Amended and Restated Certificates of Trust of the First Trusts, as filed in the office of the Secretary of State on August 29, 2006 (as so amended and restated, the “First Trust Certificates”);

(b) The Declarations of Trust of the First Trusts, each dated as of August 17, 2004, among the Company and the trustees of the First Trusts named therein;

(c) The Amended and Restated Declarations of Trust of the First Trusts, each dated as of August 29, 2006, among the Company and the trustees of the First Trusts named therein;

(d) The Certificates of Trust of the Second Trusts, as filed in the office of the Secretary of State on August 29, 2006 (the “Second Trusts Certificates”);

(e) The Declarations of Trust of the Second Trusts, each dated as of August 29, 2006, among the Company and the trustees of the Second Trusts named therein;

(f) The Registration Statement (the “Registration Statement”) on Form S-3, including a preliminary prospectus (the “Prospectus”), relating to the two Preferred Securities of the Trusts representing preferred undivided beneficial interests in the assets of the Trusts (each, a “Trust Preferred Security” and collectively, the “Trust Preferred Securities”), as filed by the Company and the Trusts with the Securities and Exchange Commission on or about September 5, 2006;

(g) A form of Amended and Restated Declaration of Trust of the Trusts (the “Declaration of Trust”), to be entered into among the Company, as depositor, the trustees of the Trusts named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Trusts, attached as an exhibit to the Registration Statement; and

(h) Certificates of Good Standing for the Trusts, dated August 29, 2006, obtained from the Secretary of State.

Capitalized terms used herein and not otherwise defined are used as defined in the Declaration of Trust. The First Trusts Certificates and the Second Trusts Certificates are hereinafter collectively referred to as the “Certificates.”

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (h) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (h) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but

SunTrust Capital VIII-XV

September 5, 2006

rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Declaration of Trust and the Certificates are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of each natural person who is a party to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Trust Preferred Security is to be issued by the Trusts (collectively, the “Preferred Security Holders”) of an interest in the Preferred Securities Certificate for such Trust Preferred Security and the payment for the interest in the Trust Preferred Security acquired by it, in accordance with the Declaration of Trust, and (vii) that the Trust Preferred Securities are issued and sold in accordance with the Declaration of Trust. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. Each of the Trusts has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801, et seq.).

2. The Trust Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the respective Trusts.

3. The Preferred Security Holders, as beneficial owners of a respective Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Declaration of Trust.

SunTrust Capital VIII-XV

September 5, 2006

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading “Validity of Securities” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

Very truly yours,

BJK/MMA

/s/ Richards, Layton & Finger, P.A.